UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 29, 2010

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 29, 2010, drugstore.com, inc., a Delaware corporation, DS Pharmacy, Inc., a Delaware corporation and a wholly owned subsidiary of drugstore.com, BioScrip, Inc., a Delaware corporation, and BioScrip Pharmacy Services, Inc., an Ohio corporation and a wholly owned subsidiary of BioScrip Inc., entered into a Second Amendment (the “Amendment”) to the Asset Purchase Agreement dated May 5, 2010, as amended July 14, 2010 (the “Agreement”).

The Amendment provides that BioScrip Pharmacy Services will purchase substantially all of the assets of DS Pharmacy for a purchase price of $10.9 million, subject to a post-closing inventory valuation and purchase price adjustment for the final valuation. Of this initial consideration, BioScrip will pay $5.4 million in connection with closing, with $900,000 accounting for the purchase of inventory, subject to adjustment, and $4.5 million accounting for the purchase of other assets. BioScrip will pay the remaining $5.5 million of the initial consideration into escrow in installments over the 12 months following the closing. The final amount paid out of escrow will be determined after the 12-month period based on the profitability of the prescription pharmacy business during that period.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 30, 2010, drugstore.com and DS Pharmacy, completed the sale of pharmacy assets to BioScrip Pharmacy Services pursuant to the Agreement.

On the terms and conditions of the Agreement, BioScrip purchased substantially all of the assets of DS Pharmacy for a purchase price of approximately $10.5 million, reflecting an adjustment to the purchase price based on the value of the inventory on the closing date. Of this initial consideration, BioScrip paid $5.0 million in connection with closing and will pay approximately $5.5 million into escrow in installments over the 12 months following the closing, based on the performance of the business during that period.

The parties have entered into a 5-year marketing agreement pursuant to which BioScrip will pay drugstore.com a fee to continue to market the drugstore.comTM pharmacy, which will be served by BioScrip Pharmacy Services.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such Agreement, and the amendments filed as (1) Exhibit 2.1 to drugstore.com’s quarterly report on Form 10-Q for the period ending April 4, 2010, as filed on May 14, 2010, (2) Exhibit 10.1 to drugstore.com’s current report on Form 8-K dated July 14, 2010, filed on July 19, 2010 and (3) Exhibit 2.1 to this current report on Form 8-K, each of which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 2, 2010, drugstore.com, inc. issued a press release announcing the closing of the sale. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

i.	drugstore.com’s pro forma consolidated statements of operations for the three-month period ended April 4, 2010,

ii.	drugstore.com’s pro forma consolidated statements of operations for the fiscal year ended January 3, 2010,

iii.	drugstore.com’s pro forma consolidated statements of operations for the fiscal year ended December 28, 2008,

iv.	drugstore.com’s pro forma consolidated statements of operations for the fiscal year ended December 30, 2007, and

v.	drugstore.com’s unaudited pro forma consolidated balance sheets as of April 4, 2010.

The foregoing are included as Exhibit 99.2 to this report and incorporated herein by reference.

(d)	Exhibits

2.1	Second Amendment, dated July 29, 2010, to the Asset Purchase Agreement.

99.1	Press release dated August 2, 2010.

99.2	Unaudited Pro Forma Consolidated Financial Information of drugstore.com, inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/S/ YUKIO MORIKUBO
Yukio Morikubo Vice President, Strategy and General Counsel

Date: August 2, 2010